UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 AMENDED FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAPSTONE INTERNATIONAL CORPORATION

(Name of small business issuer in its charter)

DELAWARE (State or jurisdiction of incorporation or organization)	7260 (Primary Standard Industrial Classification Code Number)	66-0349372 (I.R.S. Employer Identification No.)

6966 Coach Lamp Drive

Sardis, B.C.

Canada, V2R 2X6

(604) 819-2550

(Address and telephone number of principal executive offices)

The Corporation Trust Company of Delaware

1209 Orange Street

Wilmington, Delaware, 19801

(302) 658-4205

(Name, address and telephone numbers of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered[1]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common	63,536(1)	$.10(2)	$6,353.60	$0.58

(1) These shares of common stock are subject to this registrant's rescission offer contained in this registration statement.

(2) The offering price for each share is the price actually paid by the Shareholder in the past. The registrant's shareholders receiving the Rescission offer paid $0.10.

Prospectus

Capstone International Corporation

Securities Subject to Rescission Offer to Purchase:

63.536 shares of Common Stock for Cash at $.10 per share

Until April 30, 2002, we offer cash to buy back your common stock (and the stock held by the other 14 investors) at the price you originally paid plus interest. Our letter to you, which came with this prospectus, identifies how many shares you bought and the price you paid.

There is currently no public market for the common stock. Capstone intends to apply to have the common stock quoted on the OTC Bulletin Board. No trading symbol has yet been assigned.

This offering involves a high degree of risk, see "risk factors" beginning on page 6 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus/proxy. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Capstone may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is March 20, 2002.

TABLE OF CONTENTS

Item in Form SB-2 Prospectus Caption	Page No.
Front of Registration Statement and Outside Front Cover Page of Prospectus	1
Inside Front and Outside Back Cover Pages of Prospectus	2

Summary Information and Risk Factors

     *We May Be Liable For Prior Violations Of Federal And State Securities Laws

     *Failure to Earn a Profit Due to a Lack of Operational Experience

     *Failure to Secure an Insurance and Annuity Supplier or Underwriter

     *Failure to Secure Insurance and Annuity Sales Brokers and Agents

    *Inability to Compete Against Strong, Well-Established Competitors

    *Failure to Secure Additional Financing

    *Failure to Attract and Retain Experienced Management

*Capstone May Be Unable to Sell The Shares From This Offering if The Selling Shareholders Sell Their Shares For Less Than The Capstone Price

    *Capstone Stock May be Difficult to Resell Because The Company Has No Expectations to Pay Cash Dividends in the Near Future

    *Difficulty For Capstone Stockholders to Resell Their Stock Due to a Lack of Public Trading Market

    *Rules Governing Low-Priced Stocks that May Effect Ability to Resell Shares

    *Capstone's Auditor has Expressed Doubts as to Capstone's Ability to Continue as a Going Concern

4
The Rescission Offer	6
Price Range of Securities	10
Dividend Policy	10
Dilution	10
Plan of Distribution	10
Use of proceeds	10
Legal Proceedings	10
Directors, Executive Officers, Promoters and Control Persons	10
Security Ownership of Certain Beneficial Owners and Management	11
Description of Securities	11
Interest of Named Experts and Counsel	12
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	12
Organization within Last Five Years	12
Description of Business	12
Plan of Operation	15
Description of Property	18
Certain Relationships and Related Transactions	18
Market for Common Equity and Related Stockholder Matters	18
Executive Compensation	18
Financial Statements	18
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	28
Indemnification of Directors and Officers	28
Other Expenses of Issuance and Distribution	28
Recent Sales of Unregistered Securities	28
Exhibits	30
Undertakings	30
Signatures	31

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

Summary Information and Risk Factors

Prospectus Summary.

Capstone International Corporation was incorporated on November 16, 2000, in the state of Delaware. The Company's principal executive offices are located at 6966 Coach Lamp Drive, Sardis, B.C. Canada, V2R 2X6, (604) 819-2550.

Since becoming incorporated, Capstone has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. The Company has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.

Capstone is a development stage company that is in the process of establishing itself as a reseller of specialty insurance and annuity products. These products are specifically designed and sold to provide purchasers with the financial means to pay for final needs expenses at the time of their death. Full information about the Company's products will be available on the Internet at www.cicwebsite.com.

Marketing and distribution of Capstone products will take place through sales brokers and agents currently engaged in the general insurance business. General insurance agencies can be found almost everywhere. They typically sell automobile insurance, homeowners and renters policies, disability and casualty insurance, travel insurance, as well as commercial products including fire, theft and liability insurance.

By using this pre-existing network of fully licensed and experienced sales people, Capstone believes it can build its business with less capital than would be required to hire, train and facilitate its own in-house sales force. Capstone intends to begin operations in British Columbia and then, during the second year, to move eastward across Canada. The Company has no plans to expand into the United States for the foreseeable future.

It is doubtful that Capstone will be able to continue as a going concern unless the Company has immediate sales success or is able to raise additional funding. The Company does not currently have the $50,000 needed to develop and market its products, nor does it have a source to supply the necessary funding if it is unsuccessful in raising the capital through its initial public offering. Capstone believes it will take from one (1) to two (2) months to raise capital for completion of the development of the business.

Capstone anticipates that it will operate in a deficit position and continue to sustain net losses for the foreseeable future. As at December 31, 2001, Capstone's accumulated deficit was $24,922.

Currently, Capstone has a two person Board of Directors. These two Board members have assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the Company. There are no employees at the present time and there are no plans to hire substantial numbers of employees during the next twelve months.

The Offering:

Record and Expiration Dates

All original purchasers of the common stock subject to the rescission are eligible to participate whether or not they hold shares on a record date. The offer expires on April 30, 2002 (subject to extension for another 30 days at our discretion).

Offer:

We are offering to buy back all of your common stock for cash equal to what you originally invested plus interest under Delaware state law (calculated from the first day of the month when you invested, through the date when we receive your acceptance of our offer). If you have sold your stock, we will pay you the difference between what you invested and the amount you received for your stock, plus interest under Delaware's state law. You will have to tell us if you have sold your stock and what you received for it. We will attempt to confirm your information, and may ask for confirmation of what you tell us. You are not required to accept our offer. You may keep your stock, but we will not offer to buy your stock again. If you accept our offer, your decision is final and cannot be changed. Your decision must cover all of your Rescission Shares; you cannot get a refund for some and keep the rest. If you ask for a refund of your investment, your decision will be irrevocable and cannot be withdrawn. If you no longer own Rescission Shares, you have the right to be paid the difference between what you originally invested and what you received when you sold or disposed of your shares, plus interest on the amount of your original total investment. You have the right to keep your Rescission Shares and not be paid anything for your Rescission Shares. If you decide to keep your Rescission Shares, your decision will be irrevocable.

Conditions:

If you accept our offer, we must received your letter of transmittal and your stock certificate (if you still own any stock) before the Expiration Date. If we do not receive these documents from you, we will assume you want to keep your stock. If you want to keep your stock, please so indicate in your letter of transmittal and send it to us.

Delivery of Documents Rescission Offer Agent:

If you accept our offer, your letter of transmittal and your stock certificate (if you still own stock) must be returned to our Transfer agent, The Corporation Trust Company of Delaware, 1209 Orange Street, Wilmington, DE 19801. The Corporation Trust Company of Delaware will tell us how much stock is being returned and we will pay the cash directly.

Risk Factors

Any investment in our common stock involves a high degree of risk. In deciding whether you should keep your Rescission Shares, or accept our offer for a cash refund plus interest, you should consider carefully the following information, together with the other information contained in this prospectus. If any of the following events actually occurs, our business, financial condition or results of operations would likely suffer. In this case, the market price of our common stock, if established, could decline, and you could lose all or part of your investment in our common stock.

We May Be Liable For Prior Violations Of Federal And State Securities Laws. Holders of Rescission Shares who do not accept the rescission offer, either because they affirmatively reject it or because they fail to respond to it, may still attempt to assert claims against us relating to non-compliance with the securities laws. We cannot predict with certainty that those claims will be barred by the rescission offer because the legal effect of the rescission offer is uncertain. To the extent those claims are brought and result in judgments for damages, our business, financial condition and result in judgments for damages, our business, financial condition and results of operations could all be harmed. Even if we are successful in defending those claims under applicable securities laws, their mere assertion could result in costly litigation and significant diversion of effort by management. At this point, we cannot quantify the dollar amount of the Rescission Shares held by persons who will accept or reject the rescission offer. Therefore, we cannot quantify the potential continuing liability until completion of the rescission offer.

Failure to Earn a Profit Due to a Lack of Operational Experience: Capstone is a start-up company in its pre-operational development stage. Neither the Company nor its management has any direct experience operating businesses in this industry. This lack of relevant operational experience could prevent Capstone from becoming a profitable business.

As at December 31, 2001, Capstone sustained operating losses of $24,922 due to incorporation and legal expenses. The accumulated deficit as at December 31, 2001 is $24,922.

Failure to Secure an Insurance and Annuity Supplier or Underwriter: Capstone has not yet secured a company to underwrite or supply insurance and annuity products. Without insurance and annuity products to offer for sale, Capstone does not have a business.

Failure to Secure Insurance and Annuity Sales Brokers and Agents: Capstone intends to use both brokers and agents to sell its insurance and annuity products. Without existing relationships or contacts in the insurance and financial services sectors, it will be difficult for Capstone to attract qualified and reputable firms and individuals to sell their products. If Capstone fails to attract the qualified and reputable firms and individuals necessary to make sales, the business will fail.

Inability to Compete Against Strong, Well-Established Competitors: Capstone is competing in an already well-established marketplace, with businesses that have been in the industry for many years. Capstone will find it very difficult to compete with strong, well-established competitors.

The chief competitive factors that Capstone's competitors bring to the marketplace are good reputations, quality products, reliable service and reasonable prices. Additionally, Capstone will be competing with firms that have substantially greater marketing, financial and human resources than Capstone. The established competitors will also have achieved a high level of brand recognition. Many competitors have similar if not identical products to those that Capstone intends to sell, and they will be competing directly with Capstone. The entrance of a new competitor into the marketplace may result in price reductions, reduced profit margins and an inability for Capstone to gain market share. All of these factors will make it very difficult for Capstone to build a financially viable business.

Failure to Secure Additional Financing: Capstone may require additional financing in order to establish profitable operations. Such financing, if required, may not be forthcoming, and even if additional financing is available, it may not be available on terms favorable to Capstone. The failure to secure needed additional financing will have a very serious, if not fatal effect on the Company's ability to survive.

Failure to Attract and Retain Experienced Management: The success of Capstone is largely dependent upon the Company's ability to attract and retain qualified management professionals. It is doubtful that Capstone can be successful if it is unable to attract and retain qualified experienced management.

Capstone May Be Unable to Sell The Shares From This Offering if The Selling Shareholders Sell Their Shares For Less Than The Capstone Price: The current holders of Capstone common stock are entitled to sell their stock for whatever price they determine. If the selling shareholders offer their stock for a price that is lower than that being sought by Capstone, Capstone may find it difficult or impossible to sell the shares it is offering. This would severely limit Capstone's ability to implement its plan of operations and it could make it impossible for Capstone to continue to operate.

Capstone Stock May be Difficult to Resell Because The Company Has No Expectations to Pay Cash Dividends in the Near Future: The holders of Capstone common stock are entitled to receive dividends when, and if declared by the Board of Directors. The Company does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of its business. To date, Capstone has not paid cash dividends on the common stock. This lack of an ongoing return on investment may make it difficult to sell Capstone common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

Difficulty For Capstone Stockholders to Resell Their Stock Due to a Lack of Public Trading Market: There is presently no public trading market for Capstone common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. Capstone intends to have its common stock quoted on the OTC Bulletin Board as soon as practicable, however, there can be no assurance that the Company's shares will quoted on the OTC Bulletin Board. Until there is an established trading market, holders of Capstone common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock.

Rules Governing Low-Priced Stocks that May Effect Ability to Resell Shares: Capstone's Common Stock is currently considered a "penny stock" under federal securities laws since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend the Company's shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in or trade Capstone's shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

Capstone's Auditor has Expressed Doubts as to Capstone's Ability to Continue as a Going Concern: In the opinion of Capstone's auditor, since Capstone has not generated revenue from operations, it raises substantial doubt about Capstone's ability to continue as a going concern.

THE RESCISSION OFFER

Background Of The Rescission Offer And The 1933 Act; Estimated Amount Of The Rescission. In November, 2001, we sold stock to investors for $6,353.64 in cash for 63,536 shares of free trading common stock. The disclosure in this prospectus is intended to provide holders of the Rescission Shares of common stock with the protections and information required by the Securities Act, and the rules and regulations issued under the Securities Act, in connection with the investment decisions to be made. None of the purchasers were officers, directors or beneficial owners of 5% or more of the Company's common stock. None of the stock sold was sold by existing shareholders of the Company.

You should be aware that if you reject the rescission offer and retain your Rescission Shares, you will be required to hold them in accordance with their terms. We intend to repay all of the Rescission Shares shortly after the rescission offer is completed, as funds become available.

Under federal and applicable state securities laws, our failure to register the Rescission Shares according to the registration requirements of the Securities Act and state registration requirements may expose our Company to potential liability. Specifically, certain holders of the Rescission Shares issued may have the right to recover the price paid for their Rescission Shares, plus interest, reduced by any income received on or from the Rescission Shares. However, a holder claiming a right to rescission based on our failure to comply fully with federal and state registration requirements would have the right to demand immediate repayment o the purchase price of his or her securities, plus any accrued but unpaid interest.

This rescission offer is not an admission by the Company that we did not comply with the registration or disclosure requirements of applicable federal and state securities laws.

The table below summarizes some of the information regarding the original investments in the Rescission Shares and show how we calculated the number of Rescission Shares involved in this Rescission Offering:

DATE OF INVESTMENT	NUMBER OF SHARES PURCHASE	PRICE PER SHARE	TOTAL INVESTMENT
November 1, 2001	63,536	$0.10	$6,353.64

Securities Act Of 1933: In general, section five of the 1933 Act requires all offers and sales of securities in interstate commerce in the United States to be registered with the SEC. The offer and sale of securities is presumed to be a "public offering" which must be registered under Section 5. If an offer and sale is not registered, it must be either exempt or illegal. Among the exemptions from section five registration are the "private placement" transaction exemptions provided by section 3(b) and SEC rule 505, section 4(2) and SEC rule 506, and section 4(6), all such sections being within the 1933 Act. Under certain limited circumstances, an offering may not be a public offering and may be exempt under section 4(2) without having to be exempt under SEC rule 506. Another exemption from section 5 registration with the SEC is the SEC's rule 504 exemption under section 3(b). Rule 504 is not a private placement exemption but rather an annual exemption from SEC registration for up to $1 million in securities sold (less the amount of other securities sold in the prior 12 months using rule 504 or in violation of section 5). The issuer always has the burden of proof that is complied with the conditions to the availability of an exemption for each of its claimed exempt offerings. If the transactions are not registered, and the issuer cannot sustain the burden of showing how it complied with the conditions to one of the 1933 Act exceptions, the offer and sale of such securities would be illegal under the 1933 Act.

The principal remedy under the 1933 Act for violations of section 5 is to permit investors in an offering to sue for a refund of what was paid for the securities, plus interest. This remedy is only available within one year of the later of the investment transaction or the date of delivery of certificates for the securities. None of the investors who bought the Rescission Shares have told us they intend to sue us to get their money bank, under either federal or state laws. None of the investors who bought Rescission Shares has indicated that they wish to rescind their respective purchases.

Based on the foregoing facts and legal considerations, we believe may have soled the Rescission Shares in violation of SEC registration requirements under the 1933 Act. Therefore, we believe we may have an aggregate liability of up to $6,353.64 (the original investment excluding interest). This amount will change as interest accrues at the Delaware state law rate, based on the state of incorporation. All of the holders of Rescission Shares are Canadian citizens and therefore base the interest rate on the State of incorporation of the company. On our financial statements, we have recorded $6,353.64 (the original invested amount) as a separate line item above shareholders' equity. Because we believe the probability of the acceptance of the rescission is unlikely, no potential interest on the rescission has been accrued. However, the Company estimates the accrued interest to date is approximately $350.00, if all investors accept the rescission offer.

The following table represents the number of shares subject to the rescission, the dates sold, the number of purchasers, the aggregate purchase price, the statutory interest rate and the estimated accrued interest as of December 31, 2001:

DATE OF INVESTMENT	NUMBER OF PURCHASERS	AGGREGATE PURCHASE PRICE	NUMBER OF SHARES	INTEREST ACCRUED	ESTIMATED ACCRUED INTEREST
11/1/01	15	$0.10	63,536	12%	$350.00

Purpose Of This Rescission Offer And Determination Of Offering Price. We offer this Rescission Offer to reduce the contingent liability surrounding the financing from the sale of the Rescission Shares. Until it is eliminated, whether by paying back all the money or having the investors decide to keep the Rescission Shares, there will be financial uncertainty. If we need more equity or debt financing in the future, potential sources of the financing will need to know where the funds are going to be allocated. Paying off contingent liabilities that mature into legal claims is usually not acceptable to new investors as a use of their funds. Also, until it is eliminated, there is legal uncertainty because we could be involved in court proceedings to force a refund of the invested money. This kind of legal uncertainty impacts potential sources of financing we might need in the future, and also would be expensive to defend in the courts and take up management's time to the detriment of running our business.

Therefore, with this prospectus we offer you a refund of your money, plus interest at the rate in effect in Delaware. If you accept the offer, you will be paid cash for your investment and you will return your stock certificate to us (or, if you don't own some or all of the shares, you will be paid the difference between what you sold them for and what you invested to buy those shares), in both cases including interest on the whole original invested amount. You will have to tell us if you've sold your stock, and what you received for it. We will attempt to confirm your information, and may ask for confirmation of what you tell us. If you tell us you have decided to keep your shares or if we do not hear from you (receive your executed and completed letter of transmittal) at all by the Expiration Date of this offer, you will be barred from filing any claims against us under the 1933 Act.

The Rescission offer may not terminate our liability for failure to register our stock under the Securities Act. The Securities and Exchange Commission takes the position that acceptance or rejection o the offer of rescission may not bar rescission shareholders from asserting claims against us for alleged violations of federal securities laws.

The offering price (refund offer) of $0.10 per share of common stock, plus interest at the rate of twelve percent (12%), for 63,536 of the Rescission Shares is based on the original per share investment price of $0.10. In all cases, the offering price (refund offers) will include interest at twelve percent (12%). These offering prices are not related to any stock market prices for our stock because we are not presently trading on any markets. Instead, these offering prices have been determined with reference to your potential legal rights to a refund of your investment plus interest.

You should note that when we sold you the original Rescission Shares, we established the original offering prices of those shares by taking into account our internal estimates of the business we then expected to generate over a period of several years, and other factors. However, our offering prices did not bear any relationship to our assets, book value, or net worth or any other generally accepted criteria of value. The offering prices for the Rescission Shares in this rescission offering should not be considered to be an indication of our actual value or to be related to the potential market prices for our stock.

State Securities laws - General. Investors in Canada bought the Rescission Shares from the Company. In Delaware, the state of incorporation, we believe that the offer and sale of the securities was exempt from the registration provisions of state securities laws even though the securities were intended to be registered under the 1933 Act. The Securities might have been exempt under Rule 505 of Regulation D of the Securities Act of 1933, since all of the provisions of tha tRule were met, since Capstone did not seek an exemption under any provision of Delaware state law, the offering was likely not exempt and violated state securities laws. Delaware does not generally require a pre-sale or post-sale filing to perfect the exemption from registration of the offer and sale of securities with the state securities administration agency.

Under Delaware state securities laws, a purchaser of an unregistered or non-exempt securities has the right to rescind the purchase and demand the return of the amount paid for the investment, plus interest at the legal rate of interest. In order to recover from the seller of such securities, the purchase must tender his or her shares back to the seller. If the seller refuses or does not return the amount invested plus interest to the purchaser, the purchaser can sue the seller, and recover the amount of the investment, pulus interest at the legal rate of interest, plus attorney fees incurred.

The offer of rescission hrein complies with Delaware securities and corporation law. The funds to pay any rescission maount will be secured by the company borrowing funds from its president. Such an arrangement will not cause the Company to violate any minimum capital reserve or capital requirements under state or federal laws. Since the Company will not become insolent if it is required to borrow to repurchase Rescission Shares, it should not endanger the financial condition of the Company.

Although the Company might be subject to action by state or federal authorities for the sale of unregistered securities, cine the company is offering to repurchase, with interest all Rescission Shares, and to date all purchasers of Rescission Shares have indicated that they do not wish to accept the Company's offer, the Company feels that it is unlikely that any action by a government agency will occur.

State Securities Laws - Interest Rate. The state laws of Delaware allows for the recovery of annual interest rate based on the amount of original investment, at the legal rate of interest as set by law. We will pay interest at the rate of twelve percent (12%) per annum from the date of purchase. If all of the purchasers accept the rescission offer, the company would pay interest of approximately $350.000 We reserve the right to require proof of payment, and the amount paid, from any shareholder accepting the rescission offer.

Sources of Funds to Pay the Rescission offer and the Impact on Outstanding Securities. If all Rescission offerees decide to rescind their shares and we have to buy back all of the Rescission Shares, we will have sufficient cash or cash equivalents on hand to fund the Rescission. There are no loan agreements or other restrictions on our ability to pay cash in this rescission offer. Also, we are incorporated under Delaware law. Under Delaware law, we are allowed to buy back stock if after payments to you, we will be able to pay our debts as they become due in the usual course of business, and our total assets will be more than our total liabilities.

At December 31, 2001, there are 2,113,536 shares of common stock issued and outstanding, including 63,536 shares subject to the rescission offer. If all eligible shareholders accept the rescission offer, we will have purchased 63,536 shares of common stock (which will be retired and canceled), and then there would be 2,050,000 shares of common stock issued and outstanding.

Federal Income Tax Consequences. We have not obtained a legal opinion from tax lawyers about the tax consequences of this exchange offer. The following is a summary of certain of the United States federal income tax aspects of this exchange offer as we understand them. You should consult with your own advisors about how the exchange offer will affect you, depending on whether you take cash or keep your stock. The summary does not address the tax consequences to holders of Rescission Shares who may not hold them as "capital assets" under section 1221 of the Internal Revenue Code of 1986 (the "Code"). Also, the summary does not discuss the tax consequences to holders of Rescission Shares who may be subject to special treatment under the Code, such as dealers in securities, tax-exempt entities, foreign holders, regulated investment companies, and others.

Our discussion does not describe any tax consequences arising from tax laws of any state or local jurisdiction. Our discussion is limited to the current Code and IRS regulations, and does not take into account changes, which could be made at any time to the code or the IRS regulations.

The following discussion is limited to the United States federal income tax consequences relevant to a holder of Rescission Shares that is (1) a citizen or resident of the United States, (2) a corporation or partnership organized in the United States, (3) an estate, or (4) a trust of its decisions are controlled by one or more United States persons.

Consequences of Accepting the Exchange Offer. If you decide to take a refund of your investment, you will probably recognize ordinary income and be subject to tax under the code, but only on the interest paid to you. In the year that you will be paid the interest, you will have to report this income in your annual tax return, which you will file for the year the interest was paid.

Consequences of Keeping the Rescission Shares. If you decide to keep your rescission shares, you will not recognize any kind of income or loss under the Code because of your decision. However, you will recognize income or loss from the future sale or other disposition of your Rescission Shares, depending on whether you sell them for more or less than your investment amount.

PRICE RANGE OF SECURITIES

The Company's securities do not currently, and have not in the past, traded on any active or liquid public market. Thus, there is currently no market for the company's securities and there can be no assurance that a trading market will develop or, if one develops, that it will continue. Even if a trading market should develop, the market may be substantially limited or unsustained. There are no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of the Company's securities.

DIVIDEND POLICY

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the future. Instead, we intend to retain any future earnings, if any, to fund the development and growth of our business.

DILUTION

As of December 31, 2001, our net tangible book value, assuming no rescission offer is accepted, was $20,032, or $0.03 per share of common stock issued and outstanding on that date. If we had bought back all of the Rescission Shares as of December 31, 2001, including the effects o interest, the net tangible book value of the Company would have been $0.01 per share of common stock issued and outstanding on that date.

USE OF PROCEEDS

The Company does not realize any process from the Rescission Shares.

PLAN OF DISTRIBUTION

The offering for the Rescission Shares will expire on approximately April 30, 2002 (subject to extension for another 30 days at our discretion).

LEGAL PROCEEDINGS

Capstone is not a party to any pending legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Darryl Mills, President, Member of the Board of Directors, age 47. Mr. Mills graduated from the University of Saskatchewan, in Saskatoon, Saskatchewan with a Bachelor of Commerce Degree (1990) and from the University of Regina, in Regina Saskatchewan with a Graduate Diploma in Government Administration. (1993)

Most of Mr. Mills' career has been in public service. He spent nearly 20 years with the Province of Saskatchewan in a variety of increasingly responsible roles. He has been: an Assistant Director of Economic Development with the Department of Northern Saskatchewan from 1972 to 1982; an Auditor with the Saskatchewan Workers Compensation Board from 1982 to 1986; Executive Assistant to the Minister of Finance from October 1992 to April 1993, and Executive Director of the Saskatchewan Gaming Commission from May 1993 to December 1996.

From 1986 to 1990 Mr. Mills held the position of Secretary Treasurer of the Kamsack School Division, in Kamsack Saskatchewan. From 1990 to 1992 Mr. Mills attended the University of Saskatchewan full time.

In addition to his time spent with the Saskatchewan Government and the Kamsack School Division, Mr. Mills also worked with the Canadian Institute of Chartered Accounts as British Columbia Sales Manager for Professional Publications and Services from May 1997 to July 1999. He also held the position of Secretary and Director with Far East Ventures, Inc from February to August of 2000. Since leaving Far East Ventures in August of 2000 Mr. Mills has been doing private consulting work in the areas of governmental relations, organization design and business development.

In working with Capstone, Mr. Mills will be responsible for business development, as well as corporate and governmental relations. His primary function will be to secure an insurance and annuity supplier and work with that supplier to develop suitable products and services. This will include primary responsibility for developing training materials and customer service support. He will also have the ongoing responsibility to maintain good relations with the supplier and to handle any regulatory issues that may arise. Mr. Mills will provide whatever time is necessary to effectively carry out his duties. He is currently devoting seventy-five percent (75%) of his time on Capstone responsibilities; however, he expects that to grow to one hundred percent (100%) over the next several months.

Rodney Veremy, Secretary/Treasurer Member of the Board of Directors, age 25. In 1997, Mr. Veremy graduated from Grant McEwen Community College in Edmonton, Alberta with a Diploma in Business Administration.

In June 1997, after attending Business College, Mr. Veremy was hired by Future Transportation Systems Ltd. (FTSL), as Assistant General Manager. FTSL is a medium sized trucking firm. In 1999 Mr. Veremy was promoted to general manager. Mr. Veremy left his position with FTSL on August 15, 2000.

In April of 2000, Mr. Veremy started his own trucking company, which he called Green Leaf Enterprises Ltd. Green Leaf employs 16 drivers. Mr. Veremy is the President and General Manager of Green Leaf Trucking and in that capacity is responsible for the entire operation of the company. In addition to doing private hauling, Green Leaf has 7 permanent contracts and 1 temporary contract.

Mr. Veremy's responsibilities with Capstone will be in the areas of financial management and accounting. He is currently devoting ten percent (10%) of his time to Capstone responsibilities. He is prepared to give Capstone up to fifty percent (50%) of his time in the long term, and as much as seventy-five percent (75%) for during the critical first 6 months of operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following is a table detailing the current shareholders of Capstone owning 5% or more of the common stock, and shares owned by Capstone's Directors and officers:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Darryl Mills Director, President 6966 Coach Lamp Dr., Chilliwack B.C., Canada, V2R 2X6	100,000	4.8%
Common	Rod Veremy Secretary/Treasurer, Director 4; 19; 67; 32; NW, County of Athabasca, No. 12, A.B., Canada	100,000	4.8%
Common	Directors and officers as a group (2)	200,000	9.6%

DESCRIPTION OF SECURITIES

COMMON STOCK

Capstone's Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock of $.001 par value. Each record holder of Common Stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

Holders of outstanding shares of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of Common Stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Capstone's Common Stock are issued, the relative interest of then existing stockholders may be diluted.

SHAREHOLDERS

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel who was hired on a contingent basis will receive a direct or indirect interest in Capstone or was a promoter, underwriter, voting trustee, director, officer, or employee, of Capstone.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES LIABILITIES

According to Section 5 of Capstone's Bylaws, the Company is obligated to indemnify its directors, officers, agents and employees to the fullest extent authorized under Delaware Law subject to certain specified limitations. As permitted by Delaware Statutes, the Company may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities originates under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

There are no promoters being used in relation with this offering. Any persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from Capstone. No assets will be or are expected to be acquired from any promoter on behalf of Capstone. In addition, see Certain Relationships and Related Transactions, Item 19, below.

DESCRIPTION OF BUSINESS

Business Development

Capstone International Corporation was incorporated on November 16, 2000, in the state of Delaware. The Company has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, Capstone has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Capstone is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Business of Issuer

Capstone is creating a business as a reseller of insurance and annuity products. These products are specially designed and marketed to compete directly with what are known as pre-paid funerals. The products the Company intends to sell will provide its customers with the assurance that all their final needs are provided for before their death.

The impact of the Rescission Offer on our business operations will be directly proportional to the number of offerees that accept our offer.

Principal Products and Services

Capstone plans on offering final needs insurance and annuity products that are specially designed to compete with pre-paid funeral packages. By offering both insurance products and annuity products, the Company can supply a pre-arranged funeral expense alternative for virtually every consumer.

The insurance product is a life insurance policy that will pay out a predetermined sum to a beneficiary of the client's choice at the time of the policyholder's death. As with all life insurance policies, there are pre-determined premiums payable for a specified term with a pre-determined payout value. There are also maximum age requirements and health related qualifiers that must be met. At the time of the policyholder's death, the benefits are used to pay for funeral and other related expenses on behalf of the deceased policyholder.

The annuity type product that Capstone intends to sell is being made available for clients who do not want to purchase life insurance, or who are unable to qualify for life insurance due to health or age considerations. The annuity achieves virtually the same result as the insurance policy. The client purchases the annuity with a predetermined value. The cost of the annuity can be paid in one lump sum, or it can be financed with predetermined monthly payments for a prescribed term. At the time of the annuity holder's death, the beneficiary will use the money from the annuity to pay for the funeral arrangements and related expenses on behalf of the deceased annuity holder.

In the case of both the life insurance policy and the annuity, the client will have absolute discretion over how he or she wants the proceeds paid at the time of death. The client will specify a beneficiary who will receive the proceeds, and make disbursements as required. The beneficiary can be a person, the deceased's estate or a death services provider, such as a funeral home, crematorium or cemetery.

The Market

Two different types of businesses dominate the market for pre-paid and pre-arranged death services: funeral home and death care service providers - such as crematoriums, cemeteries and monument suppliers - and insurance companies and underwriters. The funeral home and death care service providers are allowed to sell both pre-paid funerals and the insurance/annuity type products. The insurance companies and underwriters sell only the insurance/annuity type products. Both of these groups operate throughout the market place and have a strong presence in every region.

The demand for pre-paid and pre-arranged funerals increases as our society ages. People tend to be more concerned about their mortality as they grow older, and they often make financial plans and other arrangements for their own final needs. The final needs insurance and annuity products Capstone intends to provide are specifically designed to satisfy these concerns.

Competition and Competitive Strategy

Competition in the pre-need death services marketplace comes from two major areas: funeral home and other service providers, and insurance and annuity underwriters. Generally speaking, the funeral home operators rely on walk-in trade and word of mouth advertising to generate sales. Some of the larger national operators also conduct direct mail marketing campaigns. Competition from insurance underwriters is mainly in the form of national television advertising, newspaper and magazine advertising, and direct mail marketing campaigns.

Capstone intends to avoid all these areas of promotion and to instead concentrate on building a strong network of independent brokers and agents. By offering our products through pre-existing agencies and firms Capstone will gain immediate access to this base of clientele that direct mail and other mass marketing techniques may not reach. Capstone's agents and brokers will be able to present the Company's products directly to select pre-qualified customers as part of a comprehensive personal or family insurance portfolio.

Distribution

By working with fully qualified experienced insurance professionals, Capstone will be able to offer its customers the best possible distribution and customer service network. All paperwork will be completed by fully trained professionals, who can answer any questions the customer may ask. Paperwork will then be sent directly to the underwriter for processing. The customer will receive the official acceptance and contract in the mail as soon as the underwriter has accepted it.

New and or Innovative Products and Services

Capstone has never made any announcements concerning the introduction of new or innovative products or services, nor does the Company have any intentions to do so in the future.

Sources and Availability of Products and Supplies

All products and supplies that are required by Capstone for consumption or re-sale are readily available from numerous industry wholesalers. The final needs insurance and annuity industry has not been characterized by product shortages, restrictions or any other type of limiting factors, and there are no indications that such problems will occur in the foreseeable future.

Dependence on One or a Few Major Customers

The final needs insurance and annuity services business is not the type of business that is, or can be, dominated by one or a small number of customers. The types of products and services that Capstone intends to provide have always been considered to be very personal. Except for a very limited number of cases, the point of sale decision or actual purchase event takes place between the consumer or purchaser and the service provider.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry, or any of the products or services that Capstone plans to provide that would give cause for any patent, trademark or license infringements or violations. The Company has also not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

Governmental Controls and Approvals

Capstone management has been in contact with government regulators in British Columbia, Alberta and Saskatchewan. In all cases the Company has been advised that it does not require government licensing as a re-seller of final needs insurance and annuity products. Only sales people and insurance underwriters are required to be licensed in the jurisdictions where we have made enquiries. We have also been advised that the insurance and financial service products being sold must also be approved for sale. This approval is granted to the insurance underwriter.

While there is no requirement for re-sellers such as Capstone to be licensed, as insurance agents, brokers or sellers at this time, the Company has the ability, through its consultant Mr. Santbir Minhas, to secure any type of licenses that may become necessary. Mr. Minhas is a fully licensed General Insurance Agent and Broker and as such has agreed to provide whatever services necessary or to undertake whatever role is necessary to fulfill both present and future regulatory requirements for the Company. That includes securing a General Agency license if necessary.

Mr. Minhas' agreement with Capstone may be terminated by either party upon delivery of (30) thirty-days written notice. This agreement requires Mr. Minhas to assist Capstone in developing training materials, and agreements with underwriters. Mr. Minhas will be paid monthly on a fee for service basis at a rate of $500 per day. Mr. Minhas works on an as needed basis with no minimum or maximum commitment or requirement.

Existing or Probable Government Regulations

Other than the licensing requirements discussed above, there are no other types of government regulations existing or being contemplated that would adversely affect the Company's ability to operate. Labor Standards Laws, Workplace Occupational Health and Safety Regulations, and local government business licensing requirements are the only other government regulations that will affect Capstone.

Research and Development Activities and Costs

Capstone has not undertaken any research and development to date, nor does it have any plans to undertake any research or development in the future.

Compliance With Environmental Laws

There are no environmental laws that have been enacted, nor is Capstone aware of any such laws being contemplated for the future to address issues specific to the business of the issuer.

Facilities

Capstone does not own or rent facilities of any kind. At present the Company is operating from its official address that is located within the offices of the Company's President. Capstone intends to continue to operate from this location until it has sufficient revenues from sales to support a rented facility. Capstone anticipates no need for additional space during the first year of operations, however, if growth occurs faster then expected the Company would make every effort to find facilities that offer long-term adaptability to growth.

Employees

Capstone has no intention to hire employees until the business has been successfully launched with sales revenues flowing into the Company. The Company's Officers and Directors intend to do whatever work is necessary to bring the Company to the point of earning revenues from the sale of final needs insurance and annuities. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization. The Company expects to have no more than two full time employees by the end of the first year of operations. Both of these employees will be hired very near the end of the first year.

Reports to Security Holders

Capstone will voluntarily make available to securities holders an annual report, including audited financials on Form 10-K or Form 10-KSB. Capstone is not currently a fully reporting company, but upon effectiveness of this registration statement, will be required to file reports with the SEC pursuant to the Exchange Act.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

PLAN OF OPERATION

The insurance, annuity and pre-paid sector of the final needs industry in Canada is dominated by two major groups of sellers: insurance and annuity underwriters, and funeral home operators. Insurance and annuity underwriters generally market their products directly to the public through nation-wide advertising campaigns and direct mail. Funeral home operators depend more on walk-in traffic and word of mouth referrals for new business, however they too have started to use direct mail and regional media advertising.

Capstone plans to market its insurance and annuity products differently from other sellers of the same products. Capstone's plan is to market its products through the existing network of general insurance and financial service brokers and agents. By using this pre-existing network, Capstone will gain instant access to hundreds of fully staffed and operational retail locations. This will lessen the financial pressure on the Company, as there will be no need to license and train employees, or to provide equipment, facilities and administrative support for a large workforce.

Because none of the Officers or Directors of the Company has a strong background in the insurance and annuity industry, the Company has contracted the services of an insurance industry professional. On June 30, 2001 Capstone entered into a contract with Mr. Santbir Minhas to provide technical expertise. Mr. Minhas will provide advise in matters pertaining to the selection of an underwriting firm, contracting with sales brokers and agents, and he will help develop training materials and operations manuals. The term of the contract is for one year. The contract may be terminated by either party providing the other with (30) thirty-days written notice. Mr. Minhas will be paid monthly on a fee for service basis at a rate of $500 per day. There is no predetermined minimum or maximum allotment of time specified in the contract. Mr. Minhas has agreed to provide services on an as needed basis.

During the past nine months Capstone management has met with numerous insurance-underwriting firms in an effort to secure insurance and annuity products to sell. At present the Company is in the final negotiation stages with a well-established American company. The firm Capstone is dealing with has been in the business of providing final needs insurance and annuity products in the United States for over 25 years. The firm is very interested in gaining a presence in the Canadian market. The firm's products are currently not available in Canada

The underwriting firm has made applications to the appropriate Canadian authorities and we are now awaiting approval. Capstone expects to enter into a contract with the American firm as soon as the British Columbia insurance licensing authorities have granted approval. A number of approvals have already been granted to the underwriter by other Canadian jurisdictions. We have been told that approval is close and can be expected anytime. If we can gain approval and complete a supply contract by early November, we intend to be confirming sales agency agreements and beginning to sell products by the end of November.

Capstone has had ongoing discussions with a number of general insurance brokers and agents since early this year. The firms it met with have indicated a definite interest in offering the Capstone insurance and annuity products for sale. The Company continues to meet with potential sellers on a regular basis. At the time of this filing Capstone has not signed any contracts or agreements with sellers, as it would be imprudent to do so until the Company has a contract in place with an underwriter.

In addition to meeting with potential underwriters, sales brokers and agents, Capstone has also done a considerable amount of work developing training materials. A draft of the materials has been completed and is in the editing stage now. When editing is complete it will be reviewed by the Company's consultant and put into print. Capstone anticipates having the materials ready for distribution to sales brokers and agents by mid-November 2001.

In discussions the Company has had with our prospective underwriter, it has been assured that promotional materials will be available very soon after signing an Underwriting Agreement. The underwriting firm has agreed in principle to supply all product related information. The Company anticipates no problem in having the promotional materials in-hand when it is ready to market its products.

As has been indicated previously in this filing, Capstone intends to operate with very limited administrative support. Sales will all be facilitated through independent broker/agents. The paperwork from each sale will be forwarded directly to the underwriter for processing - with a copy going to Capstone for audit purposes. Once accepted, the acceptance along with the official documentation will be sent directly to the client. Commissions will be sent from the underwriter directly to the seller. Capstone will be provided with monthly statements along with its over-ride check. This procedure has been discussed and agreed to by our prospective underwriter. All claims, cancellations or refunds will be handled directly by the underwriter.

Although Capstone has not yet completed negotiations on a re-sellers agreement nor settled on a final fee or commission structure with an underwriting firm, the Company believes it can generate gross revenues of between seventeen percent (17%) to twenty-three percent (23%) on the insurance policies and annuity contracts sold. The final amount will depend upon the age of the policy/contract holder, whether it is an insurance policy or an annuity and the payment terms. In discussions the Company has had with our prospective underwriter, broker/agents, and its consultant, it appears that it will be possible to negotiate broker/agent agreements with maximum commissions payable of approximately twelve percent (12%). That would leave net revenue to the Company of approximately five percent (5%) to ten percent (10%). The Company believes these figures to be accurate and realistic based on actual negotiations and discussions we have had with our prospective underwriter, prospective sales agents and brokers, and our insurance consultant.

How long Capstone will be able to satisfy its cash requirements, and whether the Company will require additional outside funding in the next twelve months depends on how quickly the Company can generate sales revenue and how much revenue can be generated. At the present time the Company only has funds available to complete the expenses of this offering.

If Capstone is unable to raise additional funding through this offering or from other sources it will not be able to survive more than three or four months. In that event it will be critical that Capstone begins to realize sales revenues as quickly as possible. Capstone will require additional funding from either outside sources or from sales revenues to survive past the end of this calendar year.

Capstone is confident it can meet its financial obligations and pursue its plan of operations if it can either raise additional funding through this offering or achieve sales revenues within the next two months. In the event that the Company requires additional outside funding, it intends to raise the capital through a private placement.

The Company has no plans to undertake product research and development during the term covered by this registration. There are also no plans or expectations to purchase or sell any plant and or significant equipment in the first year of operations. Management also has no intention of hiring a significant number of employees during the first year of operations.

During the first year of operations, Capstone will concentrate its efforts exclusively on building its business in British Columbia. As the Company gains experience, and develops sufficient revenues from sales it will expand its business eastward across the country. At this time the Company has no plans to expand outside Canada.

In additional, the Company is currently conducting a rescission offering that may have a significant impact on the Company's operations as it cannot be anticipated how much of the company's previously sold stock may be offered for redemption. The cost to redeem the stock and the estimated accrued interest that is required to be paid as a result of the redemption will have a material adverse affect on the Company's results of operation, if the company is unable to raise money concurrent with its plans to conduct the rescission offering.

Expenditures

The following chart provides an overview of our budgeted expenditures by major area of activity, for the twelve (12) month period upon effectiveness of this Registration Statement.
Expenditure Item	Amount
Legal and Accounting Fees	$15,000
Consulting and Professional Fees	10,000
Promotional Expenses	10,000
Training Expense	5,000
Travel and Accommodations	5,000
Communications Expenses	2,000
Website Development	2,000
Miscellaneous Administrative Costs	1,000
Total	$50,000

Legal and Accounting Fees: This item refers to normal legal and accounting costs associated with maintaining a publicly traded company. The Company expects to be making these expenditures throughout the year.

Consulting and Professional Fees: These fees refer to the cost of consulting with insurance and financial services industry experts, as well as professional service fees for training sales agents and brokers. Capstone expects to be making these expenditures during the period from the second to twelfth month of operations.

Promotional Expenses: This item refers to the cost of providing product and program information necessary to conduct a recruitment campaign for insurance/annuity brokers and agents. Capstone expects to be incurring these costs during the period from the second to the eighth month of operations.

Training Expense: This item refers to the cost of product specific training for new sales agents and brokers. It will cover items such as room and equipment rental for training seminars, and copying and printing costs for training manuals and other materials. The Company expects to be incurring these costs during the period between the third and ninth month of operations.

Travel and Accommodations: This item refers to travel and accommodation expenses for meeting with potential underwriters, sales brokers and agents during the recruitment drive and contract negotiations. Capstone expects to be making these expenditures during the period between the first and seventh month of operations.

Communications Expenses: This item refers to telecommunication, postage, courier and all other related forms of communication costs. The Company expects to incur these costs throughout the period covered by this Registration Statement.

Website Development: This item refers to all costs associated with the Company's website development. Capstone expects to incur these costs during the period between the first and third month of operations.

Miscellaneous Administrative Costs: This item refers to any small miscellaneous costs that have not been otherwise listed - such as bank service charges or other sundry items. The Company expects to be incurring these costs throughout the year.

DESCRIPTION OF PROPERTY

Capstone does not own any property, real or otherwise. For the first year, Capstone intends to operate from the President's office at his residence, at no cost to the Company.

The Company does not have any investments or interests in any real estate. Capstone does not invest in real estate mortgages, nor does it invest in Securities of, or interests in, persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During November 2001, the Company sold 63,536 free trading shares of its common stock to 15 investors pursuant to a registration statement filed on Form SB2. The shares were sold prior to the effective date of the registration statement and are therefore in violation of the 1933 Act and are the subject of this Rescission offer being registered herein. No commissions were paid.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Currently there is no public trading market for Capstone stock, and Capstone has not applied to have its common stock listed.

Holders.

As of the filing of this Registration Statement, the Company had twenty (20) shareholder of record of its common stock.

Dividends.

As of the filing of this registration statement, registrant has not paid any dividends to its shareholder. There are no restrictions which would limit the ability of Capstone to pay dividends on common equity or that are likely to do so in the future. Capstone does not intend to pay dividends to its shareholders in the foreseeable future.

EXECUTIVE COMPENSATION

Capstone's Executive officers do not currently receive and are not accruing any compensation.

FINANCIAL STATEMENTS

The following financial statements of Capstone are filed herewith:

Audited Financial Statements from date of inception, November 16, 2000, to December 31, 2001

CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND DECEMBER 31 2000

TABLE OF CONTENTS

Page Number

INDEPENDENT ACCOUNTANT'S REPORT                                                                         1

FINANCIAL STATEMENT

        Balance Sheets                                                                                                                     2

        Statements of Operations and Deficit

                Accumulated During the Development Stage                                                                 3

        Statement of Changes in Stockholder's Equity                                                                       4

        Statements of Cash Flows                                                                                                     5

        Notes to the Financial Statements                                                                                         6-7

David E. Coffey 3651 Lindell Road, Suite I, Las Vegas, NV 89103

Certified Public Accountant

INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors and Stockholders

Of Capstone International Corporation

Surrey, BC, Canada

I have audited the accompanying balance sheets of Capstone International Corporation (a development stage company) as of December 31, 2001 and December 31, 2000 and the related statements of operations, cash flows, and changes in stockholders' equity for the years then ended, as well as the cumulative period from November 16, 2000 (date of inception) to December 31, 2001. These statements are the responsibility of Capstone International Corporation's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Capstone International Corporation as of December 31, 2001 and December 31, 2000 and the results of operations, cash flows, and changes in stockholders' equity for the years then ended, as well as the cumulative period from November 16, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated revenues from operations which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

David E. Coffey, C.P.A.

Las Vegas, Nevada

March 21, 2002

CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY

BALANCE SHEETS

	December 31, 2001	December 31, 2000
ASSETS

Cash	$2,761	$32

Total Assets	$2,761	$32

LIABILITIES & STOCKHOLDERS' EQUITY

Accounts payable	$729	$0
Common stock sold subject to a rescission offer	6,354	0

Total Liabilities	7,083	0

Stockholders' Equity
Common stock, authorized 100,000,000 shares at .001 par value 2,050,000 shares of 100,000 shares, respectively, issued and outstanding	2,050	100
Additional paid-in capital	18,550	900
Deficit accumulated during the development stage	(24,922)	(968)

Total Stockholders' Equity	(4,322)	32

Total Liabilities and Stockholders' Equity	$2,761	$32

The accompanying notes are in integral an integral part of

these financial statements

CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS AND DEFICIT

ACCUMULATED DURING THE DEVELOPMENT STAGE

(With Cumulative Figures From Inception)

	Year Ending December 31, 2001	Year ending December 31, 2000	From Inception, Nov. 16, 2000 to Dec. 31, 2001
Income	$0	$0	$0

Expenses
Organizational costs	0	968	968
Professional fees	23,217	0	23,217
Fees	519	0	519
Office expenses	218	0	218

Total Expenses	23,954	968	24,922

Net Loss	(23,954)	(968)	$(24,922)

Retained earnings, beginning of period	(968)	0

Deficit accumulated during the development stage	$(24,922)	(968)

Earnings (loss) per share, assuming dilution:
Net Loss	$(0.02)	$(0.01)	$(0.02)

Weighted average shares outstanding	1,329,167	100,000	1,153,571

The accompanying notes are an integral part of

these financial statements.

CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FROM NOVEMBER 16, 2000 (Date of Inception) TO DECEMBER 31, 2001

	Common Stock				Additional Paid-in Capital		Deficit accumul- Ated during the Development Stage		Total
	Shares		Amount

Balance, November 16, 2000	---	$	---	$	---	$	---	$	---

Issuance of common stock
for cash,
November 20, 2000	100,000		100		900		0		1,000

Less net loss	0		0		0		(968)		(968)

Balance, December 31, 2000	100,000		$100		$900		$(968)		$32

Issuance of common stock
for cash,
May 9, 2001	400,000		400		3,600		0		4,000
May 14, 2001	700,000		700		6,300		0		7,000
June 14, 2001	850,000		850	`	7,650		0		8,500

Currency translation adjustment	0		0		100		0		100

Less net loss	0		0		0		(23,954)		(23,954)

Balance, December 31, 2001	2,050,000		2,050		18,550		(24,922)		(4,322)

The accompanying notes are an integral part of

These financial statements

CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(With Cumulative Figures From Inception)

	Year ending December 31, 2001	Year ending December 31, 2000	From Inception, Nov. 16, 2000 to Dec. 31, 2001

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net Loss	$(23,954)	$(968)	$(24,922)
Non-cash items included in net loss	0	0	0
Adjustments to reconcile net loss to
Cash used by operating activity
Accounts payable	729	0	729

NET CASH PROVIDED BY OPERATING ACTIVITIES	(23,225)	(968)	(24,193)

CASH FLOWS FROM INVESTING ACTIVITIES	0		0

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	1,950	100	2,050
Paid-in capital	17,650	900	18,550
Common stock sold subject to a rescission offer	6,354	0	6,354

NET CASH PROVIDED BY FINANCING ACTIVITIES	25,954	1,000	26,954

NET INCREASE IN CASH	2,729	32	$2,761

CASH AT BEGINNING OF PERIOD	32	0

CASH AT END OF PERIOD	$2,761	$32

The accompanying notes are an integral part of

These financial statements.

CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND DECEMBER 31, 2000

NOTE A     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated on November 16, 2000 under the laws of the State of Delaware. The business purpose of the Company is to acquire funeral facilities and the selling of prepaid funeral programs.

The Company will adopt accounting policies and procedures based upon the nature of future transactions.

NOTE B     EARNING (LOSS) PER SHARE

Basic EPS is determined using net income divided by the weighted average shares outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Since the Company has no common shares that are potentially issuable, such as stock options, convertible securities, or warrants, basic and diluted EPS are the same.

NOTE C     COMMON STOCK ISSUES

On November 20, 2000 the Company sold 100,000 shares of it's common stock at $.01 per share for $1,000. On May 9, 2001 the Company sold 400,000 shares of its common stock at $.01 per share for $4,000. On May 14, 2001 the Company sold 700,000 shares of its common stock at $.01 per share for $7,000. On June 14, 2001 the Company sold 850,000 shares of its common stock at $.01 per share of $8,500. On November 14, 2001 the Company sold 63,536 shares of its common stock at $.10 per share for $6,354. However, the shares are subject to a rescission offer by the Company until April 30, 2002.

NOTE E     RESCISSION OFFER

On November 14, 2001 the Company sold 63,536 shares of its common stock at $.10 per share for $6,354. However, the shares are subject to a rescission offer by the Company until April 30, 2002. Under the terms of the rescission offer, those shareholders may return the stock to the Company for a refund of the amount paid for the stock, plus interest at 12% per annum. There has been no accrual for interest since management estimates that it is unlikely that the rescission offer will be accepted by the shareholders.

CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND DECEMBER 31, 2000

(continued)

NOTE D     RESCISSION OFFER (Continued)

The Company has obtained a $10,000 line of credit from existing shareholders to honor the rescission offer if the rescission offer is accepted.

NOTE E     GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not generated any revenues from its planned principal operations through December 31, 2001. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

None, not applicable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware law provides liberal indemnification of officers and directors of Delaware corporations.

Section 145 of the Delaware Code permits a corporation to indemnify any officer, Director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys fees, actually and reasonably incurred by him. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the issuer, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefore, unenforceable. In the event a demand for indemnification is made, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.

Article Five of the By-Laws of Capstone provides for the mandatory indemnification and reimbursement of any director or officer against expenses actually and necessarily incurred by them in connection with the defense of an action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of the corporation, except in relation to matters as to which any such director or officer shall be adjudged to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of shareholders or otherwise.

Other Expenses of Issuance and Distribution

Capstone has or will expend fees in relation to this registration statement as detailed below:
Auditors Fees	$4,000.00
Transfer Agent Fees	$500.00
Registration Fees	$0.58
Attorney Fees	$10,000.00
Total	$14,516.86

RECENT SALES OF UNREGISTERED SECURITIES

Capstone has sold securities within the past three years without registering the securities under the Securities Act of 1933 on two separate occasions.

During November 2001, the Company sold 63,536 free trading shares of its common stock pursuant to a Form SB2 Registration Statement filed October 29, 2001. Such registration statement was not declared effective prior to the sale of the shares, thereby violating Securities laws. Such shares are the subject of the Registrant's Rescission offer being registered herein. No commissions were paid.

Mr. Brian Koehn purchased 100,000 shares of common stock from Capstone on November 20, 2000 for $1,000. The shares were issued as a private placement. No underwriters were used, and no commissions or other remuneration was paid except to Capstone. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933. Mr. Koehn continues to be subject to Rule 144 of the Securities Act of 1933.

During the period from May 9, 2001 to June 14, 2001, a private placement offering was completed, under which 1,950,000 shares of common stock were sold at a price of $.01 per share to 20 shareholders for a total of $19,500. No underwriters were used, and no commissions or other remuneration was paid except to Capstone. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933. All shareholders continue to be subject to Rule 144 of the Securities Act of 1933. Capstone qualified for an exemption from registration under Rule 504 since it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933, and the aggregate offering price was less that $1,000,000.

The following table provides details of all stock sales transactions that have taken place during the period from the Company's formation, on November 16, 2000, to the date of this filing.

Stock Purchaser's Name	Date of Purchase	Total Number of Shares Purchased
Brian Koehn	Nov. 20, 2000	100,000
Darryl Mills	May 9, 2001	100,000
Rod Veremy	May 9, 2001	100,000
Lois Meisinger	May 9, 2001	100,000
Wally Major	May 9, 2001	100,000
Gerry Meisinger	May 14, 2001	100,000
Wade Meisinger	May 14, 2001	100,000
Marnie Meisinger	May 14, 2001	100,000
Jean Blanchard	May 14, 2001	100,000
Jenny Major	May 14, 2001	100,000
Allen Ridley	May 14, 2001	100,000
Evelyn Ridley	May 14, 2001	100,000
Doris Major	June 14, 2001	50,000
Tom McMahon	June 14, 2001	100,000
Sylvia McMahon	June 14, 2001	100,000
Gerry Karpinka	June 14, 2001	100,000
Maria Karpinka	June 14, 2001	100,000
Frank Meisinger	June 14, 2001	100,000
Sherry Theoret	June 14, 2001	100,000
Christine Broggi	June 14, 2001	100,000
Joseph Levesque	June 14, 2001	100,000
Total		2,050,000

Item 27. Exhibits
3(i)	Articles of Incorporation.	Previously filed with Form SB2 06/08/01
(ii)	Bylaws.	Previously filed with Form SB2 06/08/01
5	Opinion re: Legality.	Included
15	Letter on unaudited interim financial information.	Included
23	Consents of experts and counsel.	Included
99	Letter to Eligible Shareholders re: Rescission offer	Included
99	Agreement with Santbir Minhas	Previously Filed with Form SB2 06/08/01

Item 28. Undertakings

Capstone hereby undertakes the following:

(1) For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Surrey, Province of British Columbia, Canada, on March, 2002.

CAPSTONE INTERNATIONAL CORPORATION

/s/ Darryl Mills

Darryl Mills

President, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

 /s/ Darryl Mills

Darryl Mills

President, Director

/s/ Rod Veremy

Rod Veremy

Secretary/Treasurer, Director